UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2013 (December 20, 2013)

CHINA INTEGRATED ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, Western International Square 2 Gaoxin Road Xi'an, Shaanxi Province, China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-29 8268 3920

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2013, China Integrated Energy, Inc. (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2014, in accordance with the voting results listed below.

	Votes
Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Xincheng Gao	24,359,344	473,009	-0-
Gaihong Li	24,386,564	445,789	-0-
Stephen Markscheid	24,358,062	474,291	-0-
Liren Wei	24,346,369	485,984	-0-

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the reappointment of RBSM LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, in accordance with the voting results listed below.

Votes
For	Against	Abstain
24,394,924	423,121	14,304

3. Stockholders passed an advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes
For	Against	Abstain
24,167,749	623,686	40,918

4. Stockholders passed an advisory vote directing the Company to seek an advisory vote on the compensation of the Company’s named executive officers every 2 years.

Every One Year	Every Two Years	Every Three Years	Abstain
1,458,313	22,933,888	79,862	360,290

In light of the voting results with respect to the frequency of say-on-pay, the Company’s Board of Directors has adopted the frequency of say-on-pay to be held every two years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTEGRATED ENERGY, INC.

Dated: December 24, 2013	By:	/s/ Xincheng Gao
Name: Xincheng Gao Title: Chief Executive Officer

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